Exhibit 99.1

Sun Healthcare Group, Inc.
101 Sun Avenue N.E.
Albuquerque, New Mexico 87109

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

May 29, 2002

Re:  Confirmation of Receipt of Assurances from Arthur Andersen LLP

Ladies and Gentlemen:

Arthur Andersen has audited the consolidated balance sheet of Sun Healthcare Group, Inc., a Delaware corporation and subsidiaries (the "Company") as of March 1, 2002 and the related consolidated statement of income (loss), stockholders' equity and cash flows for the two months ended February 28, 2002. Arthur Andersen has issued its report dated April 29, 2002, which is included with this filing on Form 8-K.

Arthur Andersen has represented to the Company that the audit was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to this audit.

Respectfully submitted,

/s/ Kevin W. Pendergest
Chief Financial Officer